EXHIBIT 99.1

Responsys Announces Second Quarter 2012 Results

  Reports total revenue of $39.5 million
  Delivers Non-GAAP diluted EPS of $0.03
  Subscription revenue of $27.5 million rises 20% compared to a year ago
  Reaffirms 2012 revenue guidance of $163-$165 million

SAN BRUNO, Calif., Aug. 6, 2012 (GLOBE NEWSWIRE) -- Responsys, Inc. (Nasdaq:MKTG), a leading provider of email and cross-channel marketing solutions, today announced financial results for the quarter ended June 30, 2012.

"We had a solid second quarter. Heading into the second half of the year, we are pleased with our business momentum and the increased traction we are seeing from our investments in sales and marketing. As we have said the past couple of quarters, we expect revenue growth to accelerate in the second half of the year, and this is reflected in our second half guidance," said CEO Dan Springer.

Springer continued, "Three key factors are driving our growth: the continued expansion of digital consumer behaviors, the continued proliferation of cloud computing-based platforms, and the growing recognition among businesses that they need to upgrade their own marketing approach to catch up with existing customer expectations and behaviors. We continue to be excited by the high level of marketing success that our customers are achieving as well as the strong interest in expanding that success into channels like mobile, social and display, which we saw from the over 1,300 clients that attended our U.S. and EMEA Interact conferences in May and June."

For the second quarter of 2012, total revenue increased 17.5% to $39.5 million, up from $33.7 million in the second quarter of 2011.

Subscription revenue for the second quarter of 2012 was $27.5 million, up 19.7% as compared to $22.9 million in the second quarter of 2011. Professional services revenue was $12.1 million, up 12.8% as compared to $10.7 million in the second quarter of 2011.

GAAP net income for the second quarter of 2012 was breakeven. This compares to GAAP net income of $2.5 million and diluted GAAP net income attributable to common stockholders of $1.8 million in the second quarter of 2011. Net income per share attributable to common stockholders in the second quarter of 2012 was $0.00 per share on a diluted basis, as compared to $0.04 in the second quarter of 2011.

For the six months ended June 30, 2012, total revenue increased 21.6% to $77.6 million, up from $63.8 million in the six months ended June 30, 2011.

Subscription revenue for the first half of 2012 was $54.7 million, up 24.4% as compared to $43.9 million in the first half of 2011. Professional services revenue was $22.9 million, up 15.4% as compared to $19.9 million in the first half of 2011.

GAAP net income for the first half of 2012 was $2.1 million. This compares to GAAP net income of $4.6 million and diluted GAAP net income attributable to common stockholders of $1.8 million for the first half of 2011. Net income per share attributable to common stockholders in the first half of 2012 was $0.04 per share on a diluted basis, as compared to $0.06 in the first half of 2011. GAAP net income for the six months ended June 30, 2011 includes a $2.2 million pretax gain on the acquisition of Eservices ($1.3 million after tax).

In addition to using GAAP results in evaluating Responsys' business, management believes it is useful to also measure results using non-GAAP net income, which is net income excluding stock-based compensation expense, amortization of acquired intangible assets, the gain on the acquisition of Eservices, and related income tax effects, as applicable.

Non-GAAP net income for the second quarter of 2012 was $1.4 million, or $0.03 per diluted share as compared to $3.4 million, or $0.07 per share on a non-GAAP diluted basis1, for the second quarter of 2011.

Non-GAAP net income for the six months ended June 30, 2012 was $4.9 million, or $0.09 per diluted share as compared to $5.1 million, or $0.10 per share on a non-GAAP diluted basis1, for the six months ended June 30, 2011.

A reconciliation of the comparable GAAP to non-GAAP financial measures used in this release is included in the attached tables.

Business Outlook

Based on information available as of August 6, 2012, Responsys is issuing guidance for the third quarter of 2012 and fiscal 2012 as follows:

The Company is affirming its guidance for 2012. Fiscal 2012 revenue is expected to be in the range of $163-165 million. Non-GAAP net income is expected to be in the range of $11-$12 million and $0.21-$0.23 per diluted share.

Non-GAAP net income for the full year excludes an estimated $2.3 million in amortization of acquired intangibles and $6.5 million in stock-based compensation expense. Non-GAAP net income per diluted share is based on weighted average diluted shares outstanding of 53.5 million.

For the third quarter of 2012, the Company expects revenue to be in the range of $40.5-$41.5 million. Non-GAAP net income is expected to be approximately $0.05-$0.06 per diluted share. Non-GAAP net income for the quarter excludes an estimated $0.6 million in amortization of acquired intangibles and $1.8 million in stock-based compensation expense. Non-GAAP net income per diluted share is based on estimated weighted average diluted shares outstanding of 53.6 million.

Non-GAAP net income for the third quarter and fiscal year 2012 assumes an effective non-GAAP tax rate of 40%.

Conference Call Information for Today, Monday, August 6, 2012

Responsys will host a conference call to discuss the results today at 1:30 p.m. Pacific Time / 4:30 p.m. Eastern Time. To access the call from the U.S., please dial (877) 548-9590 or (914) 495-8541 outside the U.S. A live webcast of the call will also be available at http://investors.responsys.com/events.cfm under the Events and Presentations menu. An audio replay will be available until August 13, 2012 by calling (855) 859-2056 or (404) 537-3406 outside the U.S., using conference ID 13352710. The replay will also be available on our website at http://investors.responsys.com/.

About Responsys

Responsys is a leading provider of email and cross-channel marketing solutions that enable companies to engage in relationship marketing across the interactive channels customers are embracing today -- email, mobile, social, the web and display. With Responsys solutions, marketers can create, execute, and automate highly dynamic campaigns and lifecycle marketing programs that are designed to grow revenue, increase marketing efficiency, and strengthen customer loyalty. Responsys' New School Marketing vision, flexible on-demand application suite, and customer success-focused services aim to deliver high ROI, increased levels of automation and fast time-to-value. Founded in 1998, Responsys is headquartered in San Bruno, California and has offices throughout the world. Responsys serves world-class brands such as: American Family Mutual Insurance Company, Avis Europe, Deutsche Lufthansa, Dollar Thrifty, LEGO, LinkedIn, Newegg, Orbitz, Qantas, Southwest Airlines, UnitedHealthcare, and United Airlines. For more information about Responsys, visit responsys.com.

Non-GAAP Financial Measures

This press release contains non-GAAP financial measures including non-GAAP net income, and non-GAAP net income per share on a diluted basis1. Non-GAAP net income, and non-GAAP net income per share on a diluted basis1, exclude the amortization of acquired intangible assets, stock-based compensation expense, the gain on the acquisition of Eservices, and related tax effects. Non-GAAP net income per share on a diluted basis is not adjusted for the impact of unamortized stock-based compensation on the computation of diluted shares under GAAP. The Company believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to the Company's financial condition and results of operations. The Company's management uses these non-GAAP measures to compare the Company's performance to that of prior periods and uses these measures in financial reports prepared for management and the Company's board of directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company's financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors.

The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management of the Company presents its non-GAAP financial measures in connection with its GAAP results. The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which is included in this press release, and not to rely on any single financial measure to evaluate the Company's business.

Forward Looking Statements

The financial projections under Business Outlook, and other forward-looking statements included in this release, reflect management's best judgment based on factors currently known and involve risks and uncertainties; our actual results may differ materially from those discussed here. These risks and uncertainties include: our ability to acquire and retain customers; whether customers purchase additional functionality and increase their usage; pricing pressures and competitive factors; the uncertain impact of overall global economic conditions, including on customers, prospective customers and partners, renewal rates and length of sales cycles; the fact that the market for cross-channel marketing solutions is at an early stage of development and may not develop as rapidly as we anticipate; outages or security breaches; our ability to develop, and market acceptance of, new products and services; the impact of any discovered product defects; our ability to manage our growth, both domestically and internationally; our ability to successfully expand our sales force and its effectiveness; our ability to maintain profitability; and other risks detailed from time to time in our SEC reports including, but not limited to, our most recent annual report on Form 10-K and most recent quarterly report on Form 10-Q. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements including any guidance, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

_____________________

1 Non-GAAP net income per share attributable to common stockholders was derived by dividing by the corresponding non-GAAP basic and non-GAAP diluted weighted-average shares outstanding. Non-GAAP weighted-average shares outstanding was computed to give effect to the conversion of the Series A, Series B, Series C, Series D, and Series E convertible preferred stock using the as-if converted method into common shares as though the conversion had occurred as of the beginning of the period.

Responsys, Inc.
Condensed Consolidated Balance Sheets
(Unaudited; in thousands)
	As of June 30,	As of December 31,
	2012	2011
Assets
Current assets:
Cash and cash equivalents	$ 97,437	$ 73,456
Short-term investments	2,702	21,300
Accounts receivable, net	23,628	20,706
Deferred taxes – current	5,393	5,393
Prepaid expenses and other current assets	6,196	3,599
Total current assets	135,356	124,454
Property and equipment – net	18,617	14,663
Goodwill	14,029	14,048
Intangible assets – net	2,239	3,386
Deferred taxes – noncurrent	5,379	5,057
Other assets	2,641	938
Total assets	$ 178,261	$ 162,546

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 5,178	$ 1,739
Accrued compensation	6,171	6,916
Other accrued liabilities	6,926	2,914
Capital lease obligations – current	888	879
Deferred revenue – current	7,216	7,387
Total current liabilities	26,379	19,835
Capital lease obligations – noncurrent	677	1,154
Deferred revenue – noncurrent	376	323
Other long-term liabilities	3,311	977
Total liabilities	30,743	22,289
Commitments and contingencies
Stockholders' equity:
Common stock	5	5
Additional paid-in capital	160,588	155,428
Accumulated deficit	(12,682)	(14,794)
Accumulated other comprehensive income (loss)	(393)	(382)
Total stockholders' equity	147,518	140,257
Total liabilities and stockholders' equity	$ 178,261	$ 162,546

Responsys, Inc.
Condensed Consolidated Statements of Income
(Unaudited; in thousands, except per share data)
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Revenue:
Subscription	$ 27,458	$ 22,948	$ 54,663	$ 43,933
Professional services	12,091	10,715	22,940	19,872
Total revenue	39,549	33,663	77,603	63,805

Cost of revenue:
Subscription	8,031	6,532	15,476	13,046
Professional services	10,623	9,401	20,543	17,650
Total cost of revenue	18,654	15,933	36,019	30,696
Gross profit	20,895	17,730	41,584	33,109

Operating expenses:
Research and development	3,937	3,054	7,739	6,447
Sales and marketing	12,571	7,842	21,632	15,877
General and administrative	4,428	2,511	8,599	5,056
Gain on acquisition	–	–	–	(2,220)
Total operating expenses	20,936	13,407	37,970	25,160
Operating income	(41)	4,323	3,614	7,949
Other income (expense), net	(217)	(79)	(265)	54
Income before income taxes	(258)	4,244	3,349	8,003
Benefit (Provision) for income taxes	262	(1,734)	(1,273)	(3,363)
Equity in net income (loss) of unconsolidated affiliates	11	(32)	36	(38)
Net income	$ 15	$ 2,478	$ 2,112	$ 4,602

Net income attributable to common stockholders:
Basic	$ 15	$ 1,718	$ 2,112	$ 1,641
Diluted	$ 15	$ 1,774	$ 2,112	$ 1,845

Net income per share attributable to common stockholders:
Basic	$ 0.00	$ 0.05	$ 0.04	$ 0.07
Diluted	$ 0.00	$ 0.04	$ 0.04	$ 0.06

Shares used in computation of net income per share attributable to common stockholders:
Basic	48,193	36,452	48,001	23,104
Diluted	53,359	43,639	53,437	30,549

Responsys, Inc.
Non-GAAP Financial Measures
(Unaudited; in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Gross profit:
GAAP gross profit
Subscription	$ 19,427	$ 16,427	$ 39,187	$ 30,898
Professional services	1,468	1,303	2,397	2,211
Total GAAP gross profit	20,895	17,730	41,584	33,109
Add back:
Stock-based compensation:
Subscription	153	53	301	139
Professional services	224	144	430	231
Total non-GAAP gross profit	$ 21,272	$ 17,927	$ 42,315	$ 33,479

Operating income:
GAAP operating income	$ (41)	$ 4,324	$ 3,614	$ 7,950
Add back:
Amortization of intangible assets	569	601	1,160	1,172
Stock-based compensation	1,431	621	2,829	1,302
Deduct:
Gain on acquisition	--	--	--	(2,220)
Total non-GAAP operating income	$ 1,959	$ 5,546	$ 7,603	$ 8,204

Income before income taxes:
GAAP income before income taxes	$ (258)	$ 4,244	$ 3,349	$ 8,004
Add back:
Amortization of intangible assets	569	601	1,160	1,172
Stock-based compensation	1,431	621	2,829	1,302
Deduct:
Gain on acquisition	–	–	–	(2,220)
Total non-GAAP income before taxes	$ 1,742	$ 5,466	$ 7,338	$ 8,258

Provision for income taxes:
GAAP provision for income taxes	$ 262	$ (1,734)	(1,273)	(3,363)
Tax effect from:
Amortization of intangible assets	(177)	(186)	(362)	(363)
Stock-based compensation	(435)	(116)	(857)	(244)
Gain on acquisition	--	--	--	888
Total non-GAAP provision for income taxes	$ (350)	$ (2,036)	$ (2,492)	$ (3,082)

Net income:
GAAP net income	$ 15	$ 2,478	$ 2,112	$ 4,602
Add back:
Amortization of intangible assets	569	601	1,160	1,172
Stock-based compensation	1,431	621	2,829	1,302
Deduct:
Gain on acquisition	–	–	–	(2,220)
Income tax effect of non-GAAP items	(612)	(302)	(1,219)	281
Total non-GAAP net income	$ 1,403	$ 3,398	$ 4,882	$ 5,137

Non-GAAP net income per share[1]:
Basic	$ 0.03	$ 0.08	0.10	0.12
Diluted	$ 0.03	$ 0.07	0.09	0.10

Shares used in computing non-GAAP net income per share:
Basic shares:
Weighted-average common shares used in computing basic net income per common share	48,193	36,452	48,001	23,104
Less: weighted-average preferred shares outstanding due to conversion upon IPO	–	(21,542)	–	(10,831)
Conversion of preferred shares	–	30,159	–	30,159
Weighted-average shares outstanding used in calculating non-GAAP basic net income per share	48,193	45,069	48,001	42,432

Diluted shares:
Weighted-average shares outstanding used in calculating non-GAAP diluted net income per common share	53,359	43,639	53,437	30,549
Less: weighted-average preferred shares outstanding due to conversion upon IPO	–	(21,542)	–	(10,831)
Conversion of preferred shares	–	30,159	–	30,159
Weighted-average shares outstanding used in calculating non-GAAP diluted net income per share	53,359	52,256	53,437	49,877

Responsys, Inc.
Stock-Based Compensation Expense
(Unaudited; in thousands)
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Cost of revenue	$ 377	$ 197	$ 731	$ 370
Research and development	196	111	434	207
Sales and marketing	388	108	750	287
General and administrative	470	205	914	438
Total	$ 1,431	$ 621	$ 2,829	$ 1,302

Responsys, Inc.
Condensed Consolidated Statements of Cash Flow
(Unaudited; in thousands)	Six Months Ended June 30,
	2012	2011

Cash flows from operating activities:
Net income	$ 2,112	$ 4,602
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for bad debts	65	(60)
Depreciation and amortization	4,986	4,559
Stock-based compensation	2,829	1,302
Gain on acquisition	--	(2,220)
Deferred tax assets	(329)	2,619
Excess tax benefits from stock-based compensation	(1,326)	--
Equity in net (income) loss of unconsolidated affiliates	(36)	38
Other	163	--
Changes in operating assets and liabilities - net of business acquired:
Accounts receivable	(3,000)	(429)
Prepaid expenses and other current assets	(2,599)	(516)
Other assets	100	(52)
Accounts payable	2,494	538
Accrued compensation	(753)	839
Other accrued liabilities	3,080	230
Deferred revenue	(116)	(1,547)
Other long-term liabilities	2,331	(63)
Net cash provided by operating activities	10,001	9,840

Cash flows from investing activities:
Purchases of property and equipment	(4,543)	(3,738)
Addition of capitalized software development costs	--	(304)
Business acquisition, net of cash received	--	(6,101)
Purchase of short-term investments	(4,007)	(2,010)
Redemption of short-term investments	22,477	--
Purchase of equity interest	(1,772)	--
Investment in unconsolidated affiliate	--	(381)
Net cash provided by (used in) investing activities	12,155	(12,534)

Cash flows from financing activities:
Proceeds from issuance of common stock	891	495
Proceeds from initial public offering	--	72,182
Proceeds from (repurchases of) early-exercised stock options	2	157
Payments of offering costs	--	(1,469)
Principal payments on capital lease obligations	(439)	(222)
Excess tax benefits from stock-based compensation	1,326	--
Net cash provided by financing activities	1,780	71,143
Effect of foreign exchange rate changes on cash and cash equivalents	45	61
Net increase in cash and cash equivalents	23,981	68,510
Cash and cash equivalents at beginning of period	73,456	13,884
Cash and cash equivalents at end of period	$ 97,437	$ 82,394

CONTACT: Carolyn Love
         (Public Relations)
         Responsys, Inc.
         (415) 867-2301
         clove@responsys.com

         Carla Cooper
         (Investor Relations)
         Responsys, Inc.
         (650) 452-1484
         ccooper@responsys.com